Exhibit 99.1

PREMIER INC. REPORTS FISCAL 2016 FOURTH-QUARTER AND

FULL-YEAR RESULTS

CHARLOTTE, NC, August 22, 2016 – Premier Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2016 fourth quarter and full fiscal year ended June 30, 2016.

Full-Year Highlights:

•	Net revenue of $1.16 billion increased 15% from the prior year; Supply Chain Services segment revenue rose 12% and Performance Services segment revenue increased 24%.

•	Net income of $235.2 million remained relatively unchanged from the prior year. Earnings per share attributable to stockholders totaled $1.33 per fully diluted share, compared with a loss of $24.25 per share the prior year.

•	Non-GAAP adjusted EBITDA* increased 12% to $441.0 million from the prior year.

•	Non-GAAP adjusted fully distributed net income* increased 12% to $233.3 million, or $1.61 per diluted share, from the prior year.

•	For the fiscal year ended June 30, 2016, the company generated cash flow from operations of $371.5 million. At June 30, 2016, the company’s cash, cash equivalents and short- and long-term marketable securities totaled $296.7 million, and the company had access to its entire unsecured $750.0 million, five-year revolving credit facility.

•	In addition to the acquisitions of CECity.com, Inc., Healthcare Insights, LLC, and InflowHealth LLC, during the fiscal year, Premier announced a definitive agreement to acquire Acro Pharmaceutical Services, LLC, a national specialty pharmacy, as part of Premier’s strategy to expand its integrated pharmacy offerings, for $75.0 million. The acquisition is expected to close within the next month and will be integrated into Premier’s Supply Chain Services segment.

Fourth-Quarter Highlights:

•	Net revenue increased 13% to $301.4 million from the same period last year; Supply Chain Services segment revenue rose 11% and Performance Services segment revenue increased 19%.

•	Net income rose 57% to $50.4 million from the same period a year ago. Earnings per share attributable to stockholders totaled $0.30 per fully diluted share, compared with a loss of $2.24 per share the prior year.

•	Non-GAAP adjusted EBITDA* of $100.0 million remained relatively unchanged from the same period last year.

Premier, Inc. FY’16 Q4 and Year-End Results

•	Non-GAAP adjusted fully distributed net income* declined 3% to $51.6 million, or $0.36 per diluted share from a year ago.

*	Descriptions of adjusted EBITDA, adjusted fully distributed net income and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations are provided in the tables at the end of this release.

“We are very pleased with Premier’s strategic, operational and financial accomplishments in fiscal 2016,” said Susan DeVore, president and chief executive officer. “We achieved double-digit growth across all of the metrics for which we provide annual guidance, and we are targeting similar growth for fiscal 2017 consolidated results. Operationally, we attained a 97% retention rate in our group purchasing (GPO) business in Supply Chain Services and a 92% SaaS institutional renewal rate in Performance Services. This performance reflects the leverage inherent in our differentiated, member-aligned business model, as we continue to deliver compelling solutions for health systems to drive down costs, improve quality and safety, and transition to population health management in the shifting and increasingly complex healthcare environment. We continued to expand business relationships across our supply chain and performance services platforms, ending fiscal 2016 with approximately 3,750 member hospitals and more than 130,000 other providers, and generating more than $48 billion in purchasing volume through our GPO. We believe we have successfully executed on our growth strategy and continue to evaluate acquisition and investment opportunities that can provide additional value to our members and long-term growth for our stockholders.”

Results of Operations for the Fourth Quarter of Fiscal 2016

Consolidated Fourth-Quarter and Full Year Financial Highlights

	Three Months Ended June 30,			Twelve Months Ended June 30,
(in thousands, except per share data)	2016	2015	% Change	2016	2015	% Change
Net Revenue: (a)
Supply Chain Services:
Net administrative fees	$128,442	$119,863	7%	$498,394	$457,020	9%
Other services and support	1,423	785	81%	4,385	1,977	122%

Services	129,865	120,648	8%	502,779	458,997	10%
Products	87,539	75,563	16%	326,646	279,261	17%

Total Supply Chain Services (a)	217,404	196,211	11%	829,425	738,258	12%
Performance Services:
Services (a)	84,017	70,342	19%	333,169	268,771	24%

Total (a)	$301,421	$266,553	13%	$1,162,594	$1,007,029	15%

Net Income	$50,356	$32,061	57%	$235,161	$234,785	0%

Earnings (loss) per share attributable to stockholders - diluted (b)	$0.30	$(2.24)		$1.33	$(24.25)

Weighted average fully distributed shares outstanding - diluted	144,621	145,639		145,308	145,247

NON-GAAP MEASURES:
Adjusted EBITDA (a) (c) :
Supply Chain Services	$109,371	$100,970	8%	$439,013	$391,180	12%
Performance Services	20,629	22,518	-8%	110,787	90,235	23%

Total segment adjusted EBITDA	130,000	123,488	5%	549,800	481,415	14%
Corporate	(30,006)	(23,384)	28%	(108,825)	(88,240)	23%

Total (a)	$99,994	$100,104	0%	$440,975	$393,175	12%

Adjusted fully distributed net income (c)	$51,568	$52,988	-3%	$233,259	$208,169	12%

Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.36	$0.36	-2%	$1.61	$1.43	12%

(a)	Bolded measures correspond to company guidance.
(b)	Earnings (loss) per share attributable to stockholders includes an adjustment to net income (loss) attributable to stockholders of redeemable limited partners’ capital to redemption amount of $91.1 million and ($92.1) million for the three months ended June 30, 2016 and 2015, respectively, and $776.8 million and ($904.0) million for the years ended June 30, 2016 and 2015, respectively.
(c)	See attached supplemental financial information for reconciliation of reported Non-GAAP results to GAAP results.

Premier, Inc. FY’16 Q4 and Year-End Results

For the fiscal fourth quarter ended June 30, 2016, Premier generated net revenue of $301.4 million, an increase of 13%, from net revenue of $266.6 million for the same period a year ago.

Net income for the fiscal fourth quarter was $50.4 million, compared with $32.1 million for the same period a year ago. The increase is primarily due to reduced income tax expense in the fiscal 2016 quarter relative to the year ago period, due to the timing of recording deferred tax expense in the prior year. As required by GAAP, fiscal 2016 and 2015 fourth-quarter net income attributable to stockholders included non-cash adjustments of $91.1 million and $(92.1) million, respectively, to reflect the change in the redemption value of the limited partners Class B common unit ownership at the end of each period. These non-cash adjustments result from changes in the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported net income attributable to stockholders of $101.6 million, or $0.30 per fully diluted share, compared with a net loss attributable to stockholders of $84.1 million, or $2.24 per share, for the same period a year ago.

Fiscal fourth-quarter non-GAAP adjusted EBITDA of $100.0 million remained relatively unchanged from $100.1 million for the same period the prior year. Adjusted EBITDA was primarily impacted during the quarter by expenses related to severance costs associated with certain year-end personnel changes, primarily in the company’s Performance Services business, to support future growth.

Non-GAAP adjusted fully distributed net income for the fiscal fourth quarter decreased to $51.6 million, or $0.36 per fully diluted share, from $53.0 million, or $0.36 per fully diluted share, for the same period a year ago. The decline largely reflects the severance-related expense items that also impacted adjusted EBITDA. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchange their Class B common units and associated Class B common shares for Class A common shares, and reflects income taxes at an estimated effective rate of 40% on 100% of pretax income.

Segment Results

Supply Chain Services

For the fiscal fourth quarter ended June 30, 2016, the Supply Chain Services segment generated net revenue of $217.4 million, an increase of 11% from $196.2 million a year ago. Revenue growth was driven by strong performance of both the company’s group purchasing organization (GPO) and products businesses. GPO net administrative fees revenue of $128.4 million increased 7% from a year ago, driven by increased contract penetration of existing members, continued conversion of newer members and stable hospital patient utilization rates. Product sales of $87.5 million increased 16% from a year ago due to the ongoing expansion of member utilization of the company’s direct sourcing and specialty pharmacy businesses, partially offset by the industry-wide decline in specialty pharmacy revenues associated with the treatment of Hepatitis C.

Supply Chain Services segment adjusted EBITDA of $109.4 million for the fiscal 2016 fourth quarter increased 8% from $101.0 million for the same period a year ago. The increase primarily reflects growth in net administrative fees revenue.

Premier, Inc. FY’16 Q4 and Year-End Results

Performance Services

For the fiscal fourth quarter ended June 30, 2016, the Performance Services segment generated net revenue of $84.0 million, an increase of 19% from $70.3 million for the same quarter last year. Revenue growth in the technology business was driven by the contributions of $7.9 million from the CECity and Healthcare Insights businesses, which were acquired in the fiscal 2016 first quarter, as well as from the PremierConnect® SaaS-based (software-as-a-service) applications. The advisory services business also contributed to segment revenue growth.

Performance Services segment adjusted EBITDA of $20.6 million for the fiscal 2016 fourth quarter reflected a decrease of 8% from $22.5 million for the same quarter last year, primarily due to severance costs associated with certain year-end personnel changes to support future growth.

Results of Operations for the Fiscal Year Ended June 30, 2016

The company generated net revenue of $1.16 billion for the fiscal year ended June 30, 2016, a 15% increase from net revenue of $1.01 billion last year.

Net income of $235.2 million compared with $234.8 million for the prior year. As required by GAAP, fiscal 2016 and 2015 full-year net income attributable to stockholders included non-cash adjustments of $776.8 million and $(904.0) million, respectively, to reflect the change in the redemption value of the limited partners Class B common unit ownership at the end of each year. These non-cash adjustments result from changes in the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported net income attributable to stockholders of $818.4 million, or $1.33 per fully diluted share, compared with a net loss attributable to stockholders of $865.3 million, or $24.25 per share, for fiscal 2015.

Non-GAAP adjusted EBITDA for the fiscal year totaled $441.0 million, an increase of 12% from adjusted EBITDA of $393.2 million in the prior year. The increase was primarily due to revenue growth in the Supply Chain and Performance Services segments, including contributions from the acquisitions of CECity and Healthcare Insights, partially offset by higher corporate selling, general and administrative expenses. Non-GAAP adjusted fully distributed net income increased 12% to $233.3 million, or $1.61 per diluted share, from $208.2 million, or $1.43 per diluted share, last year.

Supply Chain Services segment net revenue for fiscal 2016 increased 12% to $829.4 million from $738.3 million a year earlier. Supply Chain Services segment adjusted EBITDA increased 12%, to $439.0 million from $391.2 million the prior year.

Performance Services segment net revenue for fiscal 2016 increased 24% to $333.2 million from $268.8 million a year ago, while segment adjusted EBITDA increased 23% to $110.8 million from $90.2 million.

Cash Flows and Liquidity

Cash provided by operating activities was $371.5 million for the fiscal year ended June 30, 2016, compared with $364.1 million for fiscal 2015. At June 30, 2016, the company’s cash, cash equivalents and short- and long-term marketable securities totaled $296.7 million, compared with $561.9 million at June 30, 2015, and consisted of $248.8 million in cash and cash equivalents and $47.9 million in marketable securities with maturities generally ranging from three months to five years. The reduction in cash, cash equivalents and short- and long-term marketable securities, as compared to last year, was due to the company’s acquisitions of CECity, Healthcare Insights, and InflowHealth during the first half of fiscal 2016.

Premier, Inc. FY’16 Q4 and Year-End Results

Non-GAAP free cash flow for the fiscal fourth quarter ended June 30, 2016 was $42.7 million, compared with $53.9 million for the same period a year ago. The decrease in free cash flow is primarily the result of lower net cash provided by operating activities. Non-GAAP free cash flow for the fiscal year increased to $191.0 million from $189.6 million the prior year and represented 43% of adjusted EBITDA. The company defines free cash flow as cash provided by operating activities less distributions and tax receivable agreement payments to limited partners and purchases of property and equipment (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

At June 30, 2016, there was no outstanding balance on the company’s unsecured $750 million, five-year revolving credit facility. During the fourth quarter, the company repaid the $50 million remaining outstanding balance of the $150.0 million borrowed during fiscal 2016 to partially fund the acquisition of CECity.

Fiscal 2017 Outlook and Guidance

The statements in this “Fiscal 2017 Outlook and Guidance” discussion are “forward-looking statements.” For additional information regarding the use and limitations of such statements, see “Forward-Looking Statements” below and the “Risk Factors” section of the company’s most recent Form 10-K filed with the SEC.

Premier believes it is well positioned financially and operationally for fiscal 2017, and is introducing financial guidance for the fiscal year based on the following key assumptions:

•	Stable revenue and adjusted EBITDA growth in the Supply Chain Services segment driven by mid-single digit net administrative fees revenue growth in the company’s GPO business through the addition and contract conversion ramp-up of new GPO members consistent with historical trends, and deeper penetration of existing members’ supply spend.

•	Continued revenue growth of the company’s direct sourcing and existing specialty pharmacy business, approximating a year-over-year growth rate of 15 to 20 percent, prior to the expected $200.0 million to $220.0 million contribution from the pending Acro acquisition;

•	Increased sales in the Performance Services segment, including SaaS-based subscriptions, member participation in performance improvement collaboratives and demand for advisory services; and the continuation of historically high GPO retention and SaaS institutional renewal rates.

•	Realization of anticipated financial and operational contributions from acquisitions and investments made or announced to date, including the pending acquisition of Acro Pharmaceutical Services, based on expectations that the transaction will close on or before September 30, 2016, but not from any potential future acquisitions.

•	Performance consistent with the company’s current visibility into its annual revenue stream. Assuming the continuation of historical GPO retention and SaaS institutional renewal rates that are consistent with fiscal 2016 results, approximately $1.30 billion of Premier’s fiscal 2017 revenue is available under contract, including the pending Acro acquisition.

Premier, Inc. FY’16 Q4 and Year-End Results

•	A consolidated adjusted EBITDA margin in the range of 32% to 33%, the decline from fiscal 2016 primarily due to the accelerated ongoing business mix shift associated with the acquisition of Acro Pharmaceutical Services.

•	Capital expenditures of approximately $70 million.

•	An effective tax rate of approximately 40%.

•	Stock-based compensation approximating $30 million to $32 million.

•	Amortization of purchased intangible assets of approximately $36 million for acquisitions that have occurred through June 30, 2016.

•	Adjusted fully distributed shares outstanding approximating 146.6 million.

Based on the company’s current outlook, and the realization of the assumptions discussed above, Premier has established the following financial guidance for the fiscal year ending June 30, 2017:

Fiscal 2017 Financial Guidance (1)

Premier, Inc. introduces full-year fiscal 2017 financial guidance, as follows:

(in millions, except per share data)	FY 2017	% YoY Increase
Net Revenue:
Supply Chain Services segment	$1,096.0 -$1,140.0	32% - 37%
Performance Services segment	$355.0 - $375.0	7% - 13%

Total Net Revenue	$1,451.0 -$1,515.0	25% - 30%
Non-GAAP adjusted EBITDA	$475.0 - $500.0	8% - 13%
Non-GAAP adjusted fully distributed EPS	$1.71 - $1.82	6% - 13%

(1)	The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted fully distributed earnings per share without unreasonable effort. This is because of two primary reasons:
•	Reasonable guidance cannot be provided for reconciling the adjustment of redeemable limited partners’ capital to redemption amount – historically the largest adjustment in the reconciliation from non-GAAP to GAAP amounts – due to the fact that the increase or decrease in this item is based on the change in the company’s stock price between quarters, which the company cannot predict, control or reasonably estimate.
•	Reasonable guidance cannot be provided for earnings per share attributable to stockholders because the ongoing quarterly member-owner exchange of Class B common stock and corresponding Class B units into shares of Class A common stock impacts the number of shares of Class A common stock outstanding each quarter, which the company cannot predict, control or reasonably estimate. Member owners have the right, but not the obligation, to exchange shares on a quarterly basis.

Conference Call

Premier management will host a conference call and live audio webcast on Monday, August 22, 2016, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wanting to participate by phone may do so by dialing 844.452.2809 and providing the operator with conference ID number: 64561287. International callers should dial 574.990.9823 and provide the same passcode. The company encourages callers to dial in at least five minutes before the start of the call to register. The archived webcast will be accessible on Premier’s investor relations page.

Premier, Inc. FY’16 Q4 and Year-End Results

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,750 U.S. hospitals and more than 130,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results.

In addition, adjusted fully distributed net income eliminates the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, which began on October 31, 2014, and occur each quarter thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to Premier (i) excluding income tax expense, (ii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iii) excluding the effect of non-recurring and non-cash items, (iv) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (v) reflecting an adjustment for income tax expense on non-GAAP fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring

Premier, Inc. FY’16 Q4 and Year-End Results

or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as cash provided by operating activities less distributions and tax receivable agreement payments to limited partners and purchases of property and equipment. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, investments in related or complimentary businesses and debt reduction.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those under the heading “Fiscal 2017 Outlook and Guidance” and those related to the completion of the proposed acquisition of Acro Pharmaceutical Services, LLC and the expected timing and financial contribution of Acro Pharmaceutical Services, LLC are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the fiscal year ended June 30, 2016, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, including as a result of new information or future events that occur after that date.

Premier, Inc. FY’16 Q4 and Year-End Results

Contacts
Investor relations contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.897.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

(Tables Follow)

Premier, Inc. FY’16 Q4 and Year-End Results

Consolidated Statements of Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015
Net revenue:
Net administrative fees	$128,442	$119,863	$498,394	$457,020
Other services and support	85,440	71,127	337,554	270,748

Services	213,882	190,990	835,948	727,768
Products	87,539	75,563	326,646	279,261

Net revenue	301,421	266,553	1,162,594	1,007,029
Cost of revenue:
Services	43,939	39,224	163,240	143,290
Products	79,304	70,318	293,816	253,620

Cost of revenue	123,243	109,542	457,056	396,910

Gross profit	178,178	157,011	705,538	610,119
Operating expenses:
Selling, general and administrative	115,491	88,600	403,611	332,004
Research and development	865	552	2,925	2,937
Amortization of purchased intangible assets	8,996	2,538	33,054	9,136

Operating expenses	125,352	91,690	439,590	344,077

Operating income	52,826	65,321	265,948	266,042

Equity in net income of unconsolidated affiliates	5,645	6,473	21,647	21,285
Interest and investment income (loss), net	(40)	349	(1,021)	866
Loss on investment	—	—	—	(1,000)
Loss on disposal of long-lived assets	—	(15,243)	—	(15,243)
Other income (expense), net	389	(604)	(1,692)	(823)

Other income (expense), net	5,994	(9,025)	18,934	5,085

Income before income taxes	58,820	56,296	284,882	271,127
Income tax expense	8,464	24,235	49,721	36,342

Net income	50,356	32,061	235,161	234,785
Net income attributable to non-controlling interest in S2S Global	—	—	—	(1,836)
Net income attributable to non-controlling interest in Premier LP	(39,812)	(24,071)	(193,547)	(194,206)

Net income attributable to non-controlling interest	(39,812)	(24,071)	(193,547)	(196,042)

Adjustment of redeemable limited partners’ capital to redemption amount	91,101	(92,066)	776,750	(904,035)

Net income (loss) attributable to stockholders	$101,645	$(84,076)	$818,364	$(865,292)

Weighted average shares outstanding:
Basic	45,506	37,576	42,368	35,681
Diluted	144,621	37,576	145,308	35,681
Earnings (loss) per share attributable to stockholders (a)
Basic	$2.23	$(2.24)	$19.32	$(24.25)
Diluted	$0.30	$(2.24)	$1.33	$(24.25)

(a)	Earnings (loss) per share attributable to stockholders includes an adjustment to net income (loss) attributable to stockholders of redeemable limited partners’ capital to redemption amount of $91.1 million and ($92.1) million for the three months ended June 30, 2016 and 2015, respectively, and $776.8 million and ($904.0) million for the years ended June 30, 2016 and 2015, respectively.

Premier, Inc. FY’16 Q4 and Year-End Results

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	June 30, 2016	June 30, 2015
Assets
Cash and cash equivalents	$248,817	$146,522
Marketable securities	17,759	240,667
Accounts receivable, net	144,424	99,120
Inventory	29,121	33,058
Prepaid expenses and other current assets	19,646	22,353
Due from related parties	3,123	3,444

Total current assets	462,890	545,164
Marketable securities	30,130	174,745
Property and equipment, net	174,080	147,625
Intangible assets, net	158,217	38,669
Goodwill	537,962	215,645
Deferred income tax assets	422,849	353,723
Deferred compensation plan assets	39,965	37,483
Other assets	29,290	17,137

Total assets	$1,855,383	$1,530,191

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$46,003	$37,634
Accrued expenses	56,774	41,261
Revenue share obligations	63,603	59,259
Limited partners’ distribution payable	22,493	22,432
Accrued compensation and benefits	60,425	51,066
Deferred revenue	54,498	39,824
Current portion of tax receivable agreements	13,912	11,123
Current portion of long-term debt	5,484	2,256
Other liabilities	2,871	4,776

Total current liabilities	326,063	269,631
Long-term debt, less current portion	13,858	15,679
Tax receivable agreements, less current portion	265,750	224,754
Deferred compensation plan obligations	39,965	37,483
Other liabilities	23,978	20,914

Total liabilities	669,614	568,461

Redeemable limited partners’ capital	3,137,230	4,079,832

Stockholders’ deficit:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 45,995,528 and 37,668,870 shares issued and outstanding at June 30, 2016 and June 30, 2015, respectively	460	377
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 96,132,723 and 106,382,552 shares issued and outstanding at June 30, 2016 and June 30, 2015, respectively	—	—
Additional paid-in-capital	—	—
Accumulated deficit	(1,951,878)	(3,118,474)
Accumulated other comprehensive loss	(43)	(5)

Total stockholders’ deficit	(1,951,461)	(3,118,102)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$1,855,383	$1,530,191

Premier, Inc. FY’16 Q4 and Year-End Results

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Twelve Months Ended June 30,
	2016	2015
Operating activities
Net income	$235,161	$234,785
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,156	54,322
Equity in net income of unconsolidated affiliates	(21,647)	(21,285)
Deferred income taxes	25,714	18,294
Loss on investment	—	1,000
Loss on disposal of long-lived assets	—	15,243
Stock-based compensation	48,670	28,498
Adjustment to tax receivable agreement liability	(4,818)	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(37,250)	(18,964)
Other assets	(9,638)	(1,736)
Inventory	3,937	(12,235)
Accounts payable, accrued expenses, revenue share obligations and other current liabilities	50,313	60,834
Long-term liabilities	(4,195)	2,791
Other operating activities	1,067	2,511

Net cash provided by operating activities	371,470	364,058

Investing activities
Purchase of marketable securities	(19,211)	(395,302)
Proceeds from sale of marketable securities	386,372	385,788
Acquisition of CECity.com, Inc., net of cash acquired	(398,261)	—
Acquisition of Healthcare Insights, LLC, net of cash acquired	(64,274)	—
Acquisition of InFlow Health, LLC	(6,088)	—
Acquisition of Aperek, Inc., net of cash acquired	—	(47,446)
Acquisition of TheraDoc, Inc., net of cash acquired	—	(108,561)
Purchase of non-controlling interest in S2S Global	—	(14,518)
Investment in unconsolidated affiliates	(3,250)	(5,000)
Distributions received on equity investment	22,093	18,900
Decrease in restricted cash	—	5,000
Purchases of property and equipment	(76,990)	(70,734)
Other investing activities	(27)	—

Net cash used in investing activities	(159,636)	(231,873)

Financing activities
Payments made on notes payable	(2,143)	(1,403)
Proceeds from S2S Global revolving line of credit	—	1,007
Payments on S2S Global revolving line of credit	—	(14,715)
Proceeds from credit facility	150,000	—
Payments on credit facility	(150,000)	—
Proceeds from exercise of stock options under equity incentive plan	3,552	1,508
Proceeds from issuance of Class A common stock under stock purchase plan	2,317	—
Repurchase of vested restricted units for employee tax-witholding	(7,863)	(135)
Final remittance of net income attributable to former S2S Global minority shareholder	(1,890)	—
Distributions to limited partners of Premier LP	(92,707)	(92,212)
Payments to limited partners of Premier LP related to tax receivable agreements	(10,805)	(11,499)

Net cash used in financing activities	(109,539)	(117,449)

Net increase in cash and cash equivalents	102,295	14,736
Cash and cash equivalents at beginning of period	146,522	131,786

Cash and cash equivalents at end of period	$248,817	$146,522

Premier, Inc. FY’16 Q4 and Year-End Results

Supplemental Financial Information - Reporting of Non-GAAP Free Cash Flow

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow:
Net cash provided by operating activities	$100,533	$108,483	$371,470	$364,058
Purchases of property and equipment	(22,306)	(19,670)	(76,990)	(70,734)
Distributions to limited partners of Premier LP	(24,742)	(23,412)	(92,707)	(92,212)
Payments to limited partners under tax receivable agreements	(10,805)	(11,499)	(10,805)	(11,499)

Non-GAAP Free Cash Flow	$42,680	$53,902	$190,968	$189,613

Premier, Inc. FY’16 Q4 and Year-End Results

Supplemental Financial Information - Reporting of Adjusted EBITDA

and Non-GAAP Adjusted Fully Distributed Net Income

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of Net Income to Adjusted EBITDA and Reconciliation of Segment Adjusted EBITDA to Income Before Income Taxes:
Net income	$50,356	$32,061	$235,161	$234,785
Interest and investment income (loss), net	40	(349)	1,021	(866)
Income tax expense	8,464	24,235	49,721	36,342
Depreciation and amortization	13,928	12,079	51,102	45,186
Amortization of purchased intangible assets	8,996	2,538	33,054	9,136

EBITDA	81,784	70,564	370,059	324,583
Stock-based compensation (a)	11,988	7,369	49,081	28,498
Acquisition related expenses	4,105	2,629	15,804	9,037
Strategic and financial restructuring expenses	—	92	268	1,373
Adjustment to tax receivable agreement liability	—	—	(4,818)	—
Loss on investment	—	—	—	1,000
ERP implementation expenses	1,630	—	4,870	—
Acquisition related adjustment - deferred revenue	408	4,147	5,624	13,371
Loss on disposal of long-lived assets	—	15,243	—	15,243
Other expense, net	79	60	87	70

Adjusted EBITDA	$99,994	$100,104	$440,975	$393,175

Segment Adjusted EBITDA:
Supply Chain Services	$109,371	$100,970	$439,013	$391,180
Performance Services	20,629	22,518	110,787	90,235
Corporate	(30,006)	(23,384)	(108,825)	(88,240)

Adjusted EBITDA	$99,994	$100,104	$440,975	$393,175
Depreciation and amortization	(13,928)	(12,079)	(51,102)	(45,186)
Amortization of purchased intangible assets	(8,996)	(2,538)	(33,054)	(9,136)
Stock-based compensation (a)	(11,988)	(7,369)	(49,081)	(28,498)
Acquisition related expenses	(4,105)	(2,629)	(15,804)	(9,037)
Strategic and financial restructuring expenses	—	(92)	(268)	(1,373)
Adjustment to tax receivable agreement liability	—	—	4,818	—
ERP implementation expenses	(1,630)	—	(4,870)	—
Acquisition related adjustment - deferred revenue	(408)	(4,147)	(5,624)	(13,371)
Equity in net income of unconsolidated affiliates	(5,645)	(6,473)	(21,647)	(21,285)
Deferred compensation plan income (expense)	(468)	544	1,605	753

Operating income	$52,826	$65,321	$265,948	$266,042

Equity in net income of unconsolidated affiliates	5,645	6,473	21,647	21,285
Interest and investment income (loss), net	(40)	349	(1,021)	866
Loss on investment	—	—	—	(1,000)
Loss on disposal of long-lived assets	—	(15,243)	—	(15,243)
Other income (expense), net	389	(604)	(1,692)	(823)

Income before income taxes	$58,820	$56,296	$284,882	$271,127

Reconciliation of Net Income (Loss) Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income:

Net income (loss) attributable to stockholders	$101,645	$(84,076)	$818,364	$(865,292)
Adjustment of redeemable partners’ capital to redemption amount	(91,101)	92,066	(776,750)	904,035
Income tax expense	8,464	24,235	49,721	36,342
Stock-based compensation (a)	11,988	7,369	49,081	28,498
Acquisition related expenses	4,105	2,629	15,804	9,037
Strategic and financial restructuring expenses	—	92	268	1,373
ERP implementation expenses	1,630	—	4,870	—
Adjustment to tax receivable agreement liability	—	—	(4,818)	—
Loss on investment	—	—	—	1,000
Acquisition related adjustment - deferred revenue	408	4,147	5,624	13,371
Loss on disposal of long-lived assets	—	15,243	—	15,243
Amortization of purchased intangible assets	8,996	2,538	33,054	9,136
Net income attributable to non-controlling interest in Premier LP	39,812	24,071	193,547	194,206

Non-GAAP adjusted fully distributed income before income taxes	85,947	88,314	388,765	346,949
Income tax expense on fully distributed income before income taxes	34,379	35,326	155,506	138,780

Non-GAAP Adjusted Fully Distributed Net Income	$51,568	$52,988	$233,259	$208,169

(a)	Represents non-cash employee stock-based compensation expense, and $ 0.1 million and $ 0.4 million stock purchase plan expense in the three and twelve months ended June 30, 2016, respectively.

Premier, Inc. FY’16 Q4 and Year-End Results

Supplemental Financial Information - Reporting of Net Income and Earnings Per Share

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of numerator for GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income
Net income (loss) attributable to stockholders	$101,645	$(84,076)	$818,364	$(865,292)
Adjustment of redeemable limited partners’ capital to redemption amount	(91,101)	92,066	(776,750)	904,035
Income tax expense	8,464	24,235	49,721	36,342
Stock-based compensation (a)	11,988	7,369	49,081	28,498
Acquisition related expenses	4,105	2,629	15,804	9,037
Strategic and financial restructuring expenses	—	92	268	1,373
ERP implementation expenses	1,630	—	4,870	—
Adjustment to tax receivable agreement liability	—	—	(4,818)	—
Loss on investment	—	—	—	1,000
Acquisition related adjustment - deferred revenue	408	4,147	5,624	13,371
Loss on disposal of long-lived assets	—	15,243	—	15,243
Amortization of purchased intangible assets	8,996	2,538	33,054	9,136
Net income attributable to non-controlling interest in Premier LP	39,812	24,071	193,547	194,206

Non-GAAP fully distributed income before income taxes	85,947	88,314	388,765	346,949
Income tax expense on fully distributed income before income taxes	34,379	35,326	155,506	138,780

Non-GAAP Adjusted Fully Distributed Net Income	$51,568	$52,988	$233,259	$208,169

Reconciliation of denominator for GAAP EPS to Non-GAAP Adjusted Fully Distributed Earnings per Share
Weighted Average:
Common shares used for basic and diluted earnings (loss) per share	45,506	37,576	42,368	35,681
Potentially dilutive shares	2,911	1,592	2,366	1,048
Conversion of Class B common units	96,204	106,471	100,574	108,518

Weighted average fully distributed shares outstanding - diluted	144,621	145,639	145,308	145,247

Reconciliation of GAAP EPS to Non-GAAP Adjusted Fully Distributed EPS
GAAP earnings (loss) per share	$2.23	$(2.24)	$19.32	$(24.25)
Adjustment of redeemable limited partners’ capital to redemption amount	$(2.00)	$2.45	$(18.33)	$25.34
Impact of additions:
Income tax expense	$0.19	$0.64	$1.17	$1.02
Stock-based compensation (a)	$0.26	$0.20	$1.16	$0.80
Acquisition related expenses	$0.09	$0.07	$0.37	$0.25
Strategic and financial restructuring expenses	$—	$—	$0.01	$0.04
ERP implementation expenses	$0.04	$—	$0.11	$—
Adjustment to tax receivable agreement liability	$—	$—	$(0.11)	$—
Loss on investment	$—	$—	$—	$0.03
Acquisition related adjustment - deferred revenue	$0.01	$0.11	$0.13	$0.37
Loss on disposal of long-lived assets	$—	$0.41	$—	$0.43
Amortization of purchased intangible assets	$0.20	$0.07	$0.78	$0.26
Net income attributable to non-controlling interest in Premier LP	$0.87	$0.64	$4.57	$5.44
Impact of corporation taxes	$(0.76)	$(0.94)	$(3.67)	$(3.90)
Impact of increased share count	$(0.77)	$(1.05)	$(3.90)	$(4.40)

Non-GAAP Adjusted Fully Distributed Earnings Per Share	$0.36	$0.36	$1.61	$1.43

(a)	Represents non-cash employee stock-based compensation expense, and $0.1 million and $0.4 million stock purchase plan expense in the three and twelve months ended June 30, 2016, respectively.

# # #